UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 27, 2017

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(720) 484-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Magellan Petroleum Corporation (“Magellan”) is filing this Form 8-K to provide certain information in addition to that set forth in the definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2017 relating to, among other things, the Merger Agreement (the “Merger Agreement”), dated as of August 2, 2016, as amended, by and among Magellan, Tellurian Investments Inc. (“Tellurian”) and River Merger Sub, Inc., a wholly owned subsidiary of Magellan, and the merger (the “Merger”) and the other transactions contemplated thereby. This Form 8-K should be read in conjunction with the disclosures contained in the definitive joint proxy statement/prospectus. Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein.
With respect to the list of nine comparable public company transactions set forth on page 92 of the definitive joint proxy statement/prospectus, the following sets forth, for each transaction, the per share premium paid relative to the closing price of the target company (i) on the day prior to the announcement of the transaction, (ii) 30 days prior to the announcement and (iii) 60 days prior to the announcement:

•	Earthstone Energy, Inc. acquisition of Oak Valley Resources LLC ((i) N/A, (ii) N/A and (iii) N/A)

•	Stratex Oil & Gas Holdings, Inc. acquisition of Richfield Oil & Gas Co. ((i) 66%, (ii) 62% and (iii) 57%)

•	Contango Oil & Gas Co. acquisition of Crimson Exploration, Inc. ((i) 8%, (ii) 6% and (iii) 5%)

•	Forestar Group, Inc. acquisition of CREDO Petroleum Corp. ((i) 34%, (ii) 35% and (iii) 40%)

•	Halcon Resources LLC acquisition of Ram Energy Resources, Inc. ((i) 14%, (ii) 15% and (iii) 25%)

•	Denver Parent Corp. acquisition of Venoco, Inc. ((i) 39%, (ii) 27% and (iii) 6%)

•	Magnum Hunter Resources Corp. acquisition of NGAS Resources, Inc. ((i) 43%, (ii) 29% and (iii) 21%)

•	Hess Corp. acquisition of American Oil & Gas, Inc. ((i) 9%, (ii) 16% and (iii) 12%)

•	CONSOL Energy, Inc. acquisition of CNX Gas Corporation ((i) 24%, (ii) 39% and (iii) 40%)
With respect to the disclosure regarding certain projected non-GAAP financial information of Tellurian set forth on page 93 of the definitive joint proxy statement/prospectus, a quantitative reconciliation of such information to the most comparable GAAP financial measures would not be available without unreasonable efforts.
Important Information for Investors and Stockholders
This report does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This report relates to the Merger Agreement between Magellan and Tellurian.
In connection with the Merger, Magellan has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Magellan and Tellurian that also constitutes a prospectus of Magellan. Magellan may also file other relevant documents with the SEC regarding the Merger. The definitive joint proxy statement/prospectus has been mailed to stockholders of Magellan and Tellurian. INVESTORS AND SECURITY HOLDERS OF MAGELLAN AND TELLURIAN ARE URGED TO READ THE DEFINITIVE

JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN AND MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.
Investors and security holders may obtain free copies of these documents and other documents containing important information about Magellan and Tellurian when such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Magellan are available free of charge on Magellan’s internet website at www.magellanpetroleum.com or by contacting Magellan using the contact information below.
Participants in Solicitation
Magellan and Tellurian and their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from the companies’ stockholders in connection with the Merger. Stockholders are urged to carefully read the definitive joint proxy statement/prospectus regarding the Merger because it contains important information. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the companies’ stockholders in connection with the Merger is set forth in the definitive joint proxy statement/prospectus, which was filed with the SEC on January 13, 2017. You can also find information about Magellan’s executive officers and directors in its Annual Report on Form 10-K/A filed with the SEC on October 27, 2016. You can obtain free copies of these and other documents containing relevant information at the SEC’s website at www.sec.gov or by contacting Magellan by mail at 1775 Sherman Street, Suite 1950, Denver, Colorado 80203, or by telephone at (720) 484-2400.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ Antoine J. Lafargue
Antoine J. Lafargue, President and Chief Executive Officer
(as Principal Executive Officer)

Date: January 27, 2017